UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

LIFEVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9815 S. Monroe Street, Suite 100, Sandy, UT		84070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As a precautionary measure, LifeVantage Corporation (the “Company”) is extending its previously announced voluntary recall to include additional lots of Protandim. As a result of the Company’s ongoing investigation, the Company determined that these additional lots of Protandim may be contaminated from the same source that originally led to its voluntary recall. This is not a new recall but simply an expansion of the Company’s original recall to include additional lots of Protandim identified during its investigation. The Company has begun the process of notifying its independent distributors and other customers who it believes may have received bottles of Protandim affected by this extension of the previously announced recall.

The cost to the Company of this recall extension is included in the previously disclosed cost of $5.9 million, and was accounted for in its financial statements for the second fiscal quarter which ended December 31, 2012.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of such information is not intended to, and does not, constitute a determination or admission by the Company as to the materiality of such information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 13, 2013	LifeVantage Corporation

	By:	/s/ Rob Cutler
Rob Cutler
General Counsel